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                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of IntelliReady, Inc. of our report dated March 2, 2001 relating to the consolidated financial statements of IntelliReady, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.


                                        AJ. ROBBINS, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS
                                          AND CONSULTANTS

DENVER, COLORADO
MARCH 30, 2001